EXHIBIT 99.1

Quanex Building Products Announces First Quarter 2024 Results and Provides Full Year 2024 Guidance

Margin Expansion on a Consolidated Basis
Repaid $5 Million in Bank Debt
Balance Sheet and Liquidity Remain Strong
Cautiously Optimistic on Second Half of 2024
Positive Long-Term View on Residential Housing Market Remains Intact

HOUSTON, March 07, 2024 (GLOBE NEWSWIRE) --  Quanex Building Products Corporation (NYSE:NX) (“Quanex” or the “Company”) today announced its results for the three months ended January 31, 2024.

The Company reported the following selected financial results:

	Three Months Ended January 31,
($ in millions, except per share data)	2024	2023
Net Sales	$239.2	$261.9
Gross Margin	$51.4	$51.8
Gross Margin %	21.5%	19.8%
Net Income	$6.2	$1.9
Diluted EPS	$0.19	$0.06

Adjusted Net Income	$5.8	$6.1
Adjusted Diluted EPS	$0.18	$0.18
Adjusted EBITDA	$19.3	$20.5
Adjusted EBITDA Margin %	8.1%	7.8%

Cash Provided by Operating Activities	$3.9	$3.1
Free Cash Flow	($5.7)	($4.4)

(See Non-GAAP Terminology Definitions and Disclaimers section, Non-GAAP Financial Measure Disclosure table, Selected Segment Data table and reconciliation tables for additional information)

George Wilson, President and Chief Executive Officer, stated, “We were able to realize margin expansion on a consolidated basis for the first quarter of 2024 despite market volume softness related to normal seasonality combined with ongoing macroeconomic challenges, and some pricing pressure. Our focus on generating cash and managing working capital enabled us to pay down our bank debt by $5 million during the quarter, which is encouraging considering we have historically been a net borrower during the first quarter of our fiscal year due to the seasonality of our business. Our balance sheet remains strong, and we continue to be positioned well to explore and evaluate both organic and inorganic growth opportunities.”

First Quarter 2024 Results Summary

Quanex reported net sales of $239.2 million during the three months ended January 31, 2024, which represents a decrease of 8.7% compared to $261.9 million for the same period of 2023. The decrease was largely attributable to softer market demand and lower pricing in North America. Quanex reported a 3.3% decline in net sales for the first quarter of 2024 in its North American Fenestration segment. In its North American Cabinet Components segment, Quanex reported a decline of 21.1% in net sales for the first quarter. Excluding foreign exchange impact, the Company realized a decrease in net sales of 8.4% for the first quarter in its European Fenestration segment. (See Sales Analysis table for additional information)

The increase in earnings for the three months ended January 31, 2024 was mostly attributable to a decline in raw material costs, a decrease in stock-based compensation expense and lower interest expense.

Balance Sheet Update

As of January 31, 2024, Quanex had total debt of $65.2 million ($13.5 million excluding real-estate leases that are considered “finance” leases under U.S. GAAP) and the Company’s leverage ratio of Net Debt to LTM Adjusted EBITDA was unchanged at 0.1x (Net Debt free excluding these real-estate leases). As of January 31, 2024, Quanex’s LTM Adjusted EBITDA was $158.4 million and LTM Net Income, the most directly comparable GAAP measure, was $86.8 million.   (See Non-GAAP Terminology Definitions and Disclaimers section, Net Debt Reconciliation table and Last Twelve Months Adjusted EBITDA Reconciliation table for additional information)

Outlook

Mr. Wilson commented, “As mentioned on our December call, we entered this year with a somewhat cautious outlook for the first half due to the ongoing macroeconomic challenges, but we remain optimistic that demand for our products will improve in the second half as consumer confidence is restored over time. Based on conversations with our customers, recent demand trends, and the latest macro data, we are now comfortable providing guidance for fiscal 2024. Overall, on a consolidated basis, we estimate we will generate net sales of approximately $1.1 billion, which we expect will yield approximately $145 million to $150 million in Adjusted EBITDA* in fiscal 2024. While the near-term outlook for our business remains somewhat cautious, our long-term view has not changed, and we believe the underlying fundamentals for the residential housing market remain positive.”

*When Quanex provides expectations for Adjusted EBITDA on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and corresponding GAAP measures is generally not available without unreasonable effort. Certain items required for such a reconciliation are outside of the Company’s control and/or cannot be reasonably predicted or estimated, such as the provision for income taxes.

Conference Call and Webcast Information

The Company has also scheduled a conference call for Friday, March 8, 2024 at 11:00 a.m. ET (10:00 a.m. CT) to discuss the release. A link to the live audio webcast will be available on Quanex’s website at http://www.quanex.com in the Investors section under Presentations & Events.

Participants can pre-register for the conference call using the following link: https://register.vevent.com/register/BI8100cd976cdb4a18aa0a5bcef75a89d8

Registered participants will receive an email containing conference call details for dial-in options. To avoid delays, it is recommended that participants dial into the conference call ten minutes ahead of the scheduled start time. A replay will be available for a limited time on the Company’s website at http://www.quanex.com in the Investors section under Presentations & Events.

About Quanex

Quanex is a global manufacturer with core capabilities and broad applications across various end markets. The Company currently collaborates and partners with leading OEMs to provide innovative solutions in the window, door, vinyl fencing, solar, refrigeration, custom mixing and cabinetry markets.  Looking ahead, Quanex plans to leverage its material science expertise and process engineering to expand into adjacent markets.

For more information contact Scott Zuehlke, Senior Vice President, Chief Financial Officer & Treasurer, at 713-877-5327 or scott.zuehlke@quanex.com.

Non-GAAP Terminology Definitions and Disclaimers

Adjusted Net Income (defined as net income further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, certain severance charges, gain/loss on the sale of certain fixed assets, restructuring charges, asset impairment charges, other net adjustments related to foreign currency transaction gain/loss and effective tax rates reflecting impacts of adjustments on a with and without basis) and Adjusted EPS are non-GAAP financial measures that Quanex believes provide a consistent basis for comparison between periods and more accurately reflects operational performance, as they are not influenced by certain income or expense items not affecting ongoing operations. EBITDA (defined as net income or loss before interest, taxes, depreciation and amortization and other, net) and Adjusted EBITDA (defined as EBITDA further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, certain severance charges, gain/loss on the sale of certain fixed assets, restructuring charges and asset impairment charges) are non-GAAP financial measures that the Company uses to measure operational performance and assist with financial decision-making.  Net Debt is defined as total debt (outstanding balance on the revolving credit facility plus financial lease obligations) less cash and cash equivalents. The leverage ratio of Net Debt to LTM Adjusted EBITDA is a financial measure that the Company believes is useful to investors and financial analysts in evaluating Quanex’s leverage. In addition, with certain limited adjustments, this leverage ratio is the basis for a key covenant in the Company’s credit agreement.

Free Cash Flow is a non-GAAP measure calculated using cash provided by operating activities less capital expenditures. Quanex uses the Free Cash Flow metric to measure operational and cash management performance and assist with financial decision-making.   Free Cash Flow is measured before application of certain contractual commitments (including capital lease obligations), and accordingly is not a true measure of the Company’s residual cash flow available for discretionary expenditures. Quanex believes Free Cash Flow is useful to investors in understanding and evaluating the Company’s financial and cash management performance.

Quanex believes that the presented non-GAAP measures provide a consistent basis for comparison between periods and will assist investors in understanding the Company’s financial performance when comparing results to other investment opportunities.  The presented non-GAAP measures may not be the same as those used by other companies. Quanex does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with U.S. GAAP.

Forward Looking Statements

Statements that use the words “estimated,” “expect,” “could,” “should,” “believe,” “will,” “might,” or similar words reflecting future expectations or beliefs are forward-looking statements. The forward-looking statements include, but are not limited to, the following: impacts from public health issues (including pandemics, such as the recent COVID-19 pandemic) on the economy and the demand for Quanex’s products, the Company’s future operating results, future financial condition, future uses of cash and other expenditures, expenses and tax rates, expectations relating to Quanex’s industry, and the Company’s future growth, including any guidance discussed in this press release. The statements and guidance set forth in this release are based on current expectations. Actual results or events may differ materially from this release. For a complete discussion of factors that may affect Quanex’s future performance, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2022, and the Company’s Quarterly Reports on Form 10-Q under the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”. Any forward-looking statements in this press release are made as of the date hereof, and Quanex undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (In thousands, except per share data) (Unaudited)

	Three Months Ended January 31,
	2024	2023

Net sales	$239,155	$261,916
Cost of sales	187,723	210,149
Selling, general and administrative	32,363	36,744
Depreciation and amortization	11,152	10,620
Operating income	7,917	4,403
Interest expense	(1,068)	(2,259)
Other, net	1,042	218
Income before income taxes	7,891	2,362
Income tax expense	(1,642)	(453)
Net income	$6,249	$1,909

Earnings per common share, basic	$0.19	$0.06
Earnings per common share, diluted	$0.19	$0.06

Weighted average common shares outstanding:
Basic	32,825	32,951
Diluted	33,043	33,137

Cash dividends per share	$0.08	$0.08

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 31, 2024	October 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$44,422	$58,474
Accounts receivable, net	80,063	97,311
Inventories	107,478	97,959
Income taxes receivable	7,642	8,298
Prepaid and other current assets	13,390	11,558
Total current assets	252,995	273,600
Property, plant and equipment, net	253,681	250,664
Operating lease right-of-use assets	46,370	46,620
Goodwill	185,439	182,956
Intangible assets, net	72,008	74,115
Other assets	2,927	3,188
Total assets	$813,420	$831,143

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$55,106	$74,371
Accrued liabilities	46,478	50,319
Income taxes payable	-	384
Current maturities of long-term debt	2,500	2,365
Current operating lease liabilities	7,370	7,224
Total current liabilities	111,454	134,663
Long-term debt	61,594	66,435
Noncurrent operating lease liabilities	40,084	40,361
Deferred income taxes	30,737	29,133
Other liabilities	14,522	14,997
Total liabilities	258,391	285,589
Stockholders’ equity:
Common stock	371	372
Additional paid-in-capital	248,715	251,576
Retained earnings	412,922	409,318
Accumulated other comprehensive loss	(32,060)	(38,141)
Treasury stock at cost	(74,919)	(77,571)
Total stockholders’ equity	555,029	545,554
Total liabilities and stockholders' equity	$813,420	$831,143

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(In thousands)
(Unaudited)

	Three Months Ended January 31,
	2024	2023
Operating activities:
Net income	$6,249	$1,909
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	11,152	10,620
Stock-based compensation	583	679
Deferred income tax	1,136	179
Other, net	1,790	1,509
Changes in assets and liabilities:
Decrease in accounts receivable	18,147	20,502
(Increase) decrease in inventory	(8,756)	645
Increase in other current assets	(1,680)	(1,431)
Decrease in accounts payable	(19,044)	(21,379)
Decrease in accrued liabilities	(7,181)	(12,686)
Increase in income taxes payable	264	536
Increase in deferred pension benefits	-	7
Increase in other long-term liabilities	852	1,461
Other, net	342	584
Cash provided by operating activities	3,854	3,135
Investing activities:
Business acquisition	-	(92,000)
Capital expenditures	(9,580)	(7,582)
Proceeds from disposition of capital assets	31	98
Cash used for investing activities	(9,549)	(99,484)
Financing activities:
Borrowings under credit facilities	-	102,000
Repayments of credit facility borrowings	(5,000)	(15,000)
Repayments of other long-term debt	(679)	(579)
Common stock dividends paid	(2,645)	(2,661)
Issuance of common stock	400	99
Payroll tax paid to settle shares forfeited upon vesting of stock	(1,193)	(545)
Cash (used for) provided by financing activities	(9,117)	83,314
Effect of exchange rate changes on cash and cash equivalents	760	997
Decrease in cash and cash equivalents	(14,052)	(12,038)
Cash and cash equivalents at beginning of period	58,474	55,093
Cash and cash equivalents at end of period	$44,422	$43,055

QUANEX BUILDING PRODUCTS CORPORATION FREE CASH FLOW AND NET DEBT RECONCILIATION (In thousands) (Unaudited)

The following table reconciles the Company's calculation of Free Cash Flow, a non-GAAP measure, to its most directly comparable GAAP measure. The Company defines Free Cash Flow as cash provided by operating activities less capital expenditures.

	Three Months Ended January 31,
	2024	2023
Cash provided by operating activities	$3,854	$3,135
Capital expenditures	(9,580)	(7,582)
Free Cash Flow	($5,726)	($4,447)

The following table reconciles the Company's Net Debt which is defined as total debt principal of the Company plus finance lease obligations minus cash.

	As of January 31,
	2024	2023
Revolving credit facility	$10,000	$100,000
Finance lease obligations(1)	55,211	55,122
Total debt(2)	65,211	155,122
Less: Cash and cash equivalents	44,422	43,055
Net Debt	$20,789	$112,067

(1) Includes $51.7 million and $53.2 million in real estate lease liabilities considered finance leases under U.S. GAAP as of January 31, 2024 and January 31, 2023, respectively.
(2) Excludes outstanding letters of credit.

QUANEX BUILDING PRODUCTS CORPORATION NON-GAAP FINANCIAL MEASURE DISCLOSURE LAST TWELVE MONTHS ADJUSTED EBITDA RECONCILIATION (In thousands, except per share data) (Unaudited)

Reconciliation of Last Twelve Months Adjusted EBITDA	Three Months Ended January 31, 2024	Three Months Ended October 31, 2023	Three Months Ended July 31, 2023	Three Months Ended April 30, 2023	Total
	Reconciliation	Reconciliation	Reconciliation	Reconciliation	Reconciliation
Net income as reported	$6,249	$27,382	$31,698	$21,512	$86,841
Income tax expense	1,642	4,442	4,099	5,551	15,734
Other, net	(1,042)	6,110	(402)	29	4,695
Interest expense	1,068	1,565	2,068	2,244	6,945
Depreciation and amortization	11,152	11,194	10,596	10,456	43,398
EBITDA	19,069	50,693	48,059	39,792	157,613
Cost of sales(1)	-	(35)	-	48	13
Selling, general and administrative(1),(2)	205	109	395	63	772
Adjusted EBITDA	$19,274	$50,767	$48,454	$39,903	$158,398

(1) Loss on damage to manufacturing facilities caused by weather.
(2) Transaction and advisory fees.

QUANEX BUILDING PRODUCTS CORPORATION
NON-GAAP FINANCIAL MEASURE DISCLOSURE
(In thousands, except per share data)
(Unaudited)

Reconciliation of Adjusted Net Income and Adjusted EPS	Three Months Ended January 31, 2024			Three Months Ended January 31, 2023
	Net Income	Diluted EPS		Net Income	Diluted EPS
Net income as reported	$6,249	$0.19		$1,909	$0.06
Net income reconciling items from below	(435)	$(0.01)		4,154	$0.12
Adjusted net income and adjusted EPS	$5,814	$0.18		$6,063	$0.18

Reconciliation of Adjusted EBITDA	Three Months Ended January 31, 2024			Three Months Ended January 31, 2023
	Reconciliation			Reconciliation
Net income as reported	$6,249			$1,909
Income tax expense	1,642			453
Other, net	(1,042)			(218)
Interest expense	1,068			2,259
Depreciation and amortization	11,152			10,620
EBITDA	19,069			15,023
EBITDA reconciling items from below	205			5,448
Adjusted EBITDA	$19,274			$20,471

Reconciling Items	Three Months Ended January 31, 2024			Three Months Ended January 31, 2023
	Income Statement	Reconciling Items		Income Statement	Reconciling Items
Net sales	$239,155	$-		$261,916	$-
Cost of sales	187,723	-		210,149	-
Selling, general and administrative	32,363	(205)	(1)	36,744	(5,448)	(1)
EBITDA	19,069	205		15,023	5,448
Depreciation and amortization	11,152	-		10,620	-
Operating income	7,917	205		4,403	5,448
Interest expense	(1,068)	-		(2,259)	-
Other, net	1,042	(755)	(2)	218	(42)	(2)
Income before income taxes	7,891	(550)		2,362	5,406
Income tax expense	(1,642)	115	(3)	(453)	(1,252)	(3)
Net income	$6,249	$(435)		$1,909	$4,154

Diluted earnings per share	$0.19			$0.06

(1) Transaction and advisory fees.
(2) Pension settlement refund and foreign currency transaction losses (gains).
(3) Tax impact of net income reconciling items.

QUANEX BUILDING PRODUCTS CORPORATION
SELECTED SEGMENT DATA
(In thousands)
(Unaudited)

This table provides gross margin, operating income (loss), EBITDA, and Adjusted EBITDA by reportable segment. Non-operating expense and income tax expense are not allocated to the reportable segments.
	NA Fenestration	EU Fenestration	NA Cabinet Components	Unallocated Corp & Other	Total
Three months ended January 31, 2024
Net sales	$147,995	$49,437	$43,137	$(1,414)	$239,155
Cost of sales	118,368	31,703	38,743	(1,091)	187,723
Gross Margin	29,627	17,734	4,394	(323)	51,432
Gross Margin %	20.0%	35.9%	10.2%		21.5%
Selling, general and administrative(1)	15,910	7,745	5,126	3,582	32,363
Depreciation and amortization	5,475	2,558	3,065	54	11,152
Operating income (loss)	8,242	7,431	(3,797)	(3,959)	7,917
Depreciation and amortization	5,475	2,558	3,065	54	11,152
EBITDA	13,717	9,989	(732)	(3,905)	19,069
Transaction and advisory fees	-	-	-	205	205
Adjusted EBITDA	$13,717	$9,989	$(732)	$(3,700)	$19,274
Adjusted EBITDA Margin %	9.3%	20.2%	-1.7%		8.1%

Three months ended January 31, 2023
Net sales	$152,980	$54,952	$54,674	$(690)	$261,916
Cost of sales	124,717	37,703	48,056	(327)	210,149
Gross Margin	28,263	17,249	6,618	(363)	51,767
Gross Margin %	18.5%	31.4%	12.1%		19.8%
Selling, general and administrative(1)	13,295	7,505	4,873	11,071	36,744
Depreciation and amortization	5,245	2,348	2,934	93	10,620
Operating income (loss)	9,723	7,396	(1,189)	(11,527)	4,403
Depreciation and amortization	5,245	2,348	2,934	93	10,620
EBITDA	14,968	9,744	1,745	(11,434)	15,023
Transaction and advisory fees	-	-	-	5,448	5,448
Adjusted EBITDA	$14,968	$9,744	$1,745	$(5,986)	$20,471
Adjusted EBITDA Margin %	9.8%	17.7%	3.2%		7.8%

(1) Includes stock-based compensation expense of $2.6 million and $4.8 million as of January 31, 2024 and January 31, 2023, respectively.

QUANEX BUILDING PRODUCTS CORPORATION
SALES ANALYSIS
(In thousands)
(Unaudited)

	Three Months Ended October 31,
	2024	2023

NA Fenestration:
United States - fenestration	$111,634	$120,767
International - fenestration	6,144	5,127
United States - non-fenestration	25,791	23,066
International - non-fenestration	4,426	4,020
	$147,995	$152,980
EU Fenestration:(1)
International - fenestration	$41,751	$42,354
International - non-fenestration	7,686	12,598
	$49,437	$54,952
NA Cabinet Components:
United States - fenestration	$3,675	$3,908
United States - non-fenestration	39,179	50,049
International - non-fenestration	283	717
	$43,137	$54,674
Unallocated Corporate & Other:
Eliminations	$(1,414)	$(690)
	$(1,414)	$(690)

Net Sales	$239,155	$261,916

(1) Reflects an increase of $1.0 million in revenue associated with foreign currency exchange rate impacts for the three months ended January 31, 2024.